Denver Investment Advisors LLC
                        ALPS Mutual Funds Services, Inc.
                               c/o Westcore Trust
                            1625 Broadway, Suite 2200
                             Denver, Colorado 80202



October 1, 2003




Jack Henderson
Chairman
Westcore Trust
1600 Broadway, Suite 1410
Denver, CO  80202

Re:      Westcore Trust (the "Trust")

Dear Mr. Henderson:

By our execution of this letter agreement (this "Agreement"), the undersigned parties agree that in order to improve the performance of certain of the Trust's portfolios, they will voluntarily waive a portion of the investment advisory and/or administration fees and/or reimburse additional Trust expenses for the period commencing October 1, 2003 through September 30, 2004 so that total annual operating expenses of each portfolio of the Trust do not exceed the amounts set forth in column 6 of Attachment A.

The parties acknowledge that they will not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future. The parties agree to continue such waivers for the applicable Funds at least through September 30, 2004.

The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

ALPS MUTUAL FUNDS SERVICES, INC.               DENVER INVESTMENT ADVISORS LLC

By:                                            By:
   -----------------------------------              ----------------------------
     Title:                                        Title:

Your signature below acknowledges
acceptance of this Agreement:


By:
    ----------------------------------
       Title:
       Westcore Trust


                                                                                                     Attachment A
                                                  Westcore Trust

                  Fee Waivers and Expense Reimbursements for the Period Ended September 30, 2004

------------------------------- -------------------- -------------- --------------------- -----------------------
                Fund             Denver Investment       Other          Total Annual       Total Fee Waiver and
                                   Advisors LLC-       Expenses        Fund Operating     Expense Reimbursement
                                    Contractual       before fee      Expenses Before       (as a % of average
                                    Investment          waivers           Waivers           daily net assets):
                                 Advisory Fees (as    (as a % of     (as a % of average
                                  a % of average        average      daily net assets):
                                daily net assets):     daily net
                                                       assets):

------------------------------- -------------------- -------------- --------------------- -----------------------
MIDCO Growth                           0.65%             0.57%             1.22%                 (0.07)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Growth                                 0.65%             0.71%             1.36%                 (0.21)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Blue Chip                              0.65%             0.69%             1.34%                 (0.19)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Mid-Cap Opportunity                    0.75%             1.26%             2.01%                 (0.76)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Small-Cap Opportunity                  1.00%             0.75%             1.75%                 (0.45)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Select                                 0.65%             1.25%             1.90%                 (0.75)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Flexible Income                        0.45%             1.36%             1.81%                 (0.96)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Plus Bond                              0.45%             0.58%             1.03%                 (0.48)%
------------------------------- -------------------- -------------- --------------------- -----------------------
Colorado Tax-Exempt                    0.50%             0.53%             1.03%                 (0.38)%
------------------------------- -------------------- -------------- --------------------- -----------------------
International Frontier Fund            1.20%             1.79%             2.99%                 (1.49)%
------------------------------- -------------------- -------------- --------------------- -----------------------
International Small-Cap                1.05%             1.79%             2.84%                 (1.34%)
  Value Fund
------------------------------- -------------------- -------------- --------------------- -----------------------
Micro-Cap Fund                         1.30%             1.25%             2.55%                 (0.95%)
------------------------------- -------------------- -------------- --------------------- -----------------------


                                                                    Attachment A
                                 Westcore Trust

 Fee Waivers and Expense Reimbursements for the Period Ended September 30, 2004

------------------------------- ------------------------------------------------
                Fund            Denver Investment Advisors LLC and ALPS Mutual
                                  Fund Services agree to Waive Administration
                                Fees and Denver Investment Advisors LLC agrees
                                   to waive Investment Advisory Fees and/or
                                  Reimburse Expenses so that Net Annual Fund
                                    Operating Expenses as set forth in the
                                   prospectus will not exceed the following
                                 amounts until at least September 30, 2004 (as
                                       a % of average daily net assets):
------------------------------- ------------------------------------------------
MIDCO Growth                                         1.15%
------------------------------- ------------------------------------------------
Growth                                               1.15%
------------------------------- ------------------------------------------------
Blue Chip                                            1.15%
------------------------------- ------------------------------------------------
Mid-Cap Opportunity                                  1.25%
------------------------------- ------------------------------------------------
Small-Cap Opportunity                                1.30%
------------------------------- ------------------------------------------------
Select                                               1.15%
------------------------------- ------------------------------------------------
Flexible Income                                      0.85%
------------------------------- ------------------------------------------------
Plus Bond                                            0.55%
------------------------------- ------------------------------------------------
Colorado Tax-Exempt                                  0.65%
------------------------------- ------------------------------------------------
International Frontier Fund                          1.50%
------------------------------- ------------------------------------------------
International Small-Cap                              1.50%
  Value Fund
------------------------------- ------------------------------------------------
Micro-Cap Fund                                       1.60%
------------------------------- ------------------------------------------------